EXHIBIT NO. (H) (36)


                                DAILY VALUATION
                               SERVICE AGREEMENT

     This Agreement is entered into as of April 1, 1998 among Marshall & Ilsley Trust Company ("Service Provider"), a registered transfer agent, Firstar Funds, Inc., an open-end investment management company (the "Company"), and Firstar Trust Company, transfer agent and co-administrator for the Company ("Transfer Agent/Co-Administrator").

     Service Provider provides certain administrative services comprised of, but not limited to, recordkeeping, reporting and processing services (the "Administrative Services") to the qualified employee benefit plan or plans identified on Schedule A attached hereto (the "Plan(s)"). Administrative Services for the Plan(s) include processing and transfer arrangements for the investment and reinvestment of Plan assets in investments specified by an investment adviser, sponsor, or administrative committee of the Plan(s) (a "Plan Representative") generally upon the direction of Plan beneficiaries (the "Participants"). The Administrative Services are provided by Service Provider under service agreements with the Plan(s).

     The Company includes the portfolios identified on Schedule A attached hereto (collectively, the "Funds" and individually, a "Fund"). The Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "Company Act").

     The Transfer Agent/Co-Administrator services as transfer agent and co-administrator to each of the Funds.

     The Service Provider and the Company desire to facilitate the purchase and redemption of shares of the Funds (the "Shares") on behalf of the Plan(s) and Participants through one or more accounts in the Funds (individually an "Account," and collectively the "Accounts) subject to the terms and conditions of this Agreement.

     Accordingly, the parties hereto agree as follows:

          1. Procedures. The operating procedures (the "Procedures") governing the responsibilities of the parties under this Agreement are set forth in Schedule B, which is attached hereto and specifically made a part of this Agreement. The Procedures shall be consistent with the terms of each Fund's prospectus, the requirements of the Company Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all other applicable laws and regulations.

          2. Pricing Information. Transfer Agent/Co-Administrator, or its designee, will furnish Service Provider, via fax, on each day that the New York Stock Exchange or the Funds are open for business ("Business Day"), with (a) per share net asset value information as of the close of trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange, or as of such earlier times at which the Funds' net asset values are calculated as specified in the Funds' then current prospectuses ("Close of Trading"), and (b) per share dividend and capital gains information respecting the Funds as it becomes available. Transfer Agent/Co-Administrator shall provide such information to Service Provider by 5:30 p.m. Central time on the same Business Day.

          3.   Maintenance of Records.

               (a) Each party shall maintain and preserve all records it is required by law to maintain and preserve in connection with the matters contemplated by this Agreement.

               (b) Subject to any applicable confidentiality obligations, each party hereby agrees to make available copies of all records such party is required to maintain hereunder that are reasonably requested by any other party to ensure compliance with applicable law. Such copies shall be furnished at the expense of the requesting party.

          4. Compliance with Laws. At all times during the term of this Agreement, each party shall comply with all applicable laws, rules and regulations.

          5. Operation of the Funds. In no way shall the provisions of this Agreement limit the authority of the Company or the Funds to take such lawful action as they may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of their shares.

          6. Representations with respect to the Funds. Service Provider and its agents shall not make representations concerning the Company or its shares except in strict accordance with the information contained in: (A) a Fund's then current prospectus; and (b) current sales literature respecting a Fund furnished by the Company or the Transfer Agent/Co-Administrator; or (c) written information approved in advance by the Company.

          7.   Expenses.

               (a) Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations under this Agreement.

               (b) Transfer Agent/Co-Administrator shall distribute, or cause to be distributed, to Service Provider Fund prospectuses, any Fund proxy solicitation materials, periodic reports to Fund shareholders, and other materials that the Company may be required by law to distribute to Plan(s) as shareholders of the Funds.

          8. Relationship of Parties. Except to the limited extent provided in Paragraph 2(c) of the Procedures, it is understood and agreed that all services performed hereunder by Service Provider shall be as an independent contractor and not as an employee or agent of the Company.

          9. Use of the Company's Name. Except as otherwise expressly provided herein, Service Provider shall not use, nor shall it allow its employees or agents to use, the name or logo of the Company for advertising, trade, or other commercial or noncommercial purposes without the express prior written consent of the Company.

          10. Insurance and Bonding. Each of the parties shall maintain fidelity bond coverage for its employees and authorized agents in such amount as may be required by applicable law.

          11. Termination. This Agreement may be terminated by any party at any time upon at least sixty (60) days' prior written notice to the other parties. Notwithstanding the foregoing, any party may terminate this Agreement immediately upon written notice to such party of the institution of formal proceedings against any other party with respect to the arrangements documented herein by the Securities and Exchange Commission or any other regulatory body.

          12.  Indemnification.

               (a) Service Provider agrees to indemnify and hold harmless Transfer Agent/Co-Administrator, the Company, the Company's administrators, and each of their respective affiliates, directors, trustees, officers, employees, agents, and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against any losses, claims, damages, settlements, liabilities, or expenses (including, without limitation, reasonable attorneys' fees and expenses whether or not involving a thirty party) (collectively, "Claims") to the extent any such Claim arises out of or is based upon (i) the provision of Administrative Services by Service Provider;
                    (ii) Service Provider's negligence, bad faith, or willful misconduct in performing its obligations hereunder; (iii) any breach by Service Provider of any material provision of this Agreement; or (iv) any breach by Service Provider of a representation, warranty, or covenant made in this Agreement; and Service Provider shall reimburse the persons indemnified hereunder for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such Claim. This indemnity shall continue in full force and effect, notwithstanding the termination of this Agreement.

               (b) Transfer Agent/Co-Administrator agrees to indemnify and hold harmless Service Provider and each of its respective affiliates, directors, officers, employees, agents, and each person, if any, who controls them within the meaning of the Securities Act against any Claims to the extent any such Claim arises out of or is based upon (i) any breach by Transfer Agent/Co-Administrator of any material provision of this Agreement; (ii) Transfer Agent/Co-Administrator's negligence, bad faith, or willful misconduct in carrying out its duties and responsibilities under this Agreement; or
                    (iii) any breach by Transfer Agent/Co-Administrator of a representation, warranty, or covenant made in this Agreement; and Transfer Agent/Co-Administrator shall reimburse the persons indemnified hereunder for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such Claim. This indemnity shall continue in full force and effect, notwithstanding the termination of this Agreement.

               (c) Upon the assertion of a Claim for which a party may be required to indemnify another party, the party seeking indemnification ("Indemnitee") shall promptly notify the indemnifying party ("Indemnitor") in writing of such assertion and of any relevant facts or background known by Indemnitee with respect to such Claim. Indemnitor shall elect whether to participate with Indemnitee in the defense of such Claim or to defend against such Claim in the name of Indemnitees or in the name of Indemnitors. If Indemnitor elects to defend and control the course of any defense, Indemnitee shall cooperate with Indemnitor in connection with such defense. If Indemnitor elects not to control the defense, Indemnitee shall have the right to select counsel of its choice and participate in such defense. In any event, Indemnitor shall not be responsible for any Claim settled or compromised, or for any confessions of judgment, without its prior written consent.

          13. Notice. Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or overnight courier service to the other party at the following address or such other addresses as each party may give notice to the other:

                            If to Service Provider, to:

                                 Marshall & Ilsley Trust Company
                                 1000 North Water Street
                                 Milwaukee, WI 53202
                                 Attn:  Legal Department

                            If to the Company, to:

                                 Firstar Funds, Inc.
                                 615 E. Michigan Street
                                 Milwaukee WI  53202
                                 Attn:  Investor Service Manager

                            If to Transfer Agent/Co-Administrator, to:

                                 Firstar Trust Company
                                 P.O. Box 701
                                 Milwaukee, WI 53201
                                 Attn:  Andrea McVoy

               A notice given pursuant to this Section 13 shall be deemed given immediately when delivered personally, three (3) business days after the date of certified mailing, and one (1) business day after delivery by overnight courier service.

          14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin applicable to agreements fully executed and to be performed therein.

          15. Additional Representations, Warranties, and Covenants. Each party represents, warrants, and covenants that it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement, and that it is free to enter into this Agreement, and that by doing so it will not breach or otherwise impair any other agreement or understanding with any person, corporation, or other entity.

          16. Complete Agreement. This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties, and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

          17. Modification. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties.

          18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          19. Assignment. This Agreement shall not be assigned by a party, without the prior written consent of the other parties, except that a party may assign this Agreement to an affiliate having the same ultimate ownership and regulatory licenses or qualifications as the assigning party without such prior consent, buy only upon at least 10 days' prior written notice to the other parties.

          20. Non-exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

                         MARSHALL & ILSLEY TRUST COMPANY

                         By:  /s/ illegible
                            ----------------------------------------------------
                         Title:    Vice President
                               -------------------------------------------------

                         By:  /s/ Tracy L. Straub
                            ----------------------------------------------------
                         Title:    Trust Officer
                               -------------------------------------------------



                         FIRSTAR FUNDS, INC.

                         By:    /s/ Mary Ellen Stanek
                            ----------------------------------------------------
                         Title:    Vice President
                               -------------------------------------------------


                         FIRSTAR TRUST COMPANY

                         By:  /s/ Andrea McVoy
                            ----------------------------------------------
                         Title:    Assistant Vice President
                               --------------------------------------------


                                   SCHEDULE A



EMPLOYEE BENEFIT PLAN
---------------------

A. O. Smith Corporation


FIRSTAR FUND(S)
---------------

Firstar Growth and Income Fund Institutional
CUSIP 337938781
Ticker FIGCX

                                   SCHEDULE B

                          DAILY VALUATION REQUIREMENTS
                          ----------------------------



Due to the increase in volume and dollar amounts of daily valuation or defined contribution trades, it is essential that strict and uniform procedures be in place for the communication and settlement of trades. Effective immediately the requirements listed below must be followed to ensure accurate and timely posting of daily valuation transactions to the appropriate accounts.

SETTLEMENT INSTRUCTIONS:
------------------------

 . New Wiring Instructions
  Wire to:  Firstar Bank Milwaukee WI 53202
            ABA #075000022
            For Credit To:  MFS Institutional Acct. # 112-952-305
            For Further Credit to (Fund Name; Account #; and Acct Name, "Daily val trade")

SETTLEMENT REQUIREMENTS:
------------------------

 . Wires received on or after July 1, 1997, to any other Firstar account for accounts covered under Schedule A of the Servicing Agreement among Firstar Funds, Firstar Trust Company and Service Provider will automatically be rejected.

 . Wires must be received by Firstar no later than 12:00 Noon, EST, trade date plus one.

 . Transmit one wire per each Firstar Fund 16 digit account number per day.

 . Aggregation of wires for multiple accounts, funds or trades are not permitted.

TRADING REQUIREMENTS:
---------------------

 . Trade communication must be received by Firstar no later than 7:30 a.m. CST
  T+1 (trade date +1), on each day the Fund is open even if no activity takes place.

 . The plan recordkeeper must notify Firstar a minimum of 24 hours in advance of the first daily valuation trade that takes place in a new account or in an existing account that converts to daily valuation.

 . The plan recordkeeper must notify Firstar a minimum of 24 hours in advance of any changes or addition to current accounts covered by daily valuation servicing agreements.


TRADE REJECTION AND CANCELLATION:
---------------------------------

 . Beginning July 1, wires not directed to MFS Institutional Acct.  #112-952-
  305, will automatically be returned to the originating bank.

 . Wires received with incomplete fund name/account will be returned to the originating bank.

 . Wires for amounts other than communicated trade amounts will be returned to the originating bank.

 . Wires received for which no trade communication has been received will be returned to the originating bank.

 . Wires received after the 1:00 p.m., EST, cutoff will be subject to shares being sold, interest penalties, and losses, if any, to the Fund(s), unless otherwise agreed upon.

  To the extent the time frames above differ from those stated in the agreement among the fund group, the recordkeeper and the transfer agent, those time frames in such agreement shall control.



FIRSTAR TRUST COMPANY               FIRSTAR FUNDS
/s/ Andrea McVoy                   /s/ Mary Ellen Stanek
--------------------                --------------------

Received and Acknowledged by:

MARSHAL & ILSLEY TRUST COMPANY

By:    /s/ illegible
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Title:  Vice President
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By:    /s/ Tracey Straub
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Title:  EB Trust Officer
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